Prospectus Supplement	Filed Pursuant to Rule 424(b)(5)
(to Prospectus dated March 25, 2010)	Registration No. 333-165445

eDiets.com, Inc.

5,275,000 Shares of Common Stock

We are offering 5,275,000 shares of our common stock at a price of $1.00 per share.

We and Prides Capital Partners, LLC (“Prides”), our largest stockholder, agreed to convert the aggregate principal amount of the three outstanding notes we have issued in favor of Prides (the “Prides Notes”) plus all accrued and unpaid interest through the date of conversion into common stock at a price equal to the price at which the common stock will be sold in the public offering. As of March 31, 2010, the Prides Notes had an aggregate principal balance of $15,145,000 and aggregate accrued and unpaid interest of $6,327,533. In addition, we and Kevin A. Richardson, II, one of our directors and an officer of Prides, agreed to convert the principal amount of an outstanding note that we have issued in favor of Mr. Richardson (the “Richardson Note”) plus all accrued and unpaid interest through the date of conversion into common stock at a price equal to the price at which the common stock will be sold in the public offering. As of March 31, 2010, the Richardson Note had an aggregate principal balance of $500,000 and aggregate accrued and unpaid interest of $1,575. Additionally, specified directors and officers have agreed to purchase $500,000 of common stock at a price equal to the price at which the common stock will be sold in the public offering. The conversion of the Prides Notes and the Richardson Note into common stock and the purchase of common stock by specified directors and officers is contingent upon the completion of the public offering described in this prospectus supplement, approval by our stockholders of the three transactions, an amendment to our Certificate of Incorporation increasing our authorized shares to at least 100,000,000 and other customary closing conditions. Prides, which owned 15,118,726 shares, or 52.0%, of our outstanding common stock as of March 31, 2010, has agreed to execute a written consent approving the debt conversions, the private placement and the amendment to our Certificate of Incorporation. The conversion of the Prides Notes and the Richardson Note, and the sale of the common stock to specified directors and officers will be done in private placements exempt from registration under the Securities Act of 1933, as amended.

For a more detailed description of our common stock, see the section entitled “Description of Common Stock” beginning on page S-8.

Our common stock is listed on The Nasdaq Capital Market under the symbol “DIET.” The last reported sale price of our common stock on The Nasdaq Capital Market on April 1, 2010 was $1.43 per share.

As of the date of this prospectus supplement, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $20.7 million based on 29,048,512 shares of outstanding common stock, of which 12,462,136 are held by non-affiliates, and a per share price of $1.66 which was based on the closing sale price of our common stock on March 11, 2010. We have not offered any securities pursuant to General Instruction I.B.6. of Form S-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus supplement.

We have retained Roth Capital Partners, LLC as our exclusive placement agent in connection with this offering. The placement agent has no obligation to buy any of the common stock from us or to arrange for the purchase or sale of any specific number or dollar amount of common stock. See “Plan of Distribution” beginning on page S-9 of this prospectus supplement for more information regarding these arrangements.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page S-4 of this prospectus supplement and “Risk Factors” beginning on page 3 of the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the common stock or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Maximum Offering Amount
Public offering price of common stock	$1.00	$5,275,000
Placement agent fees	$0.07	$369,250
Proceeds, before expenses, to eDiets.com, Inc.	$0.93	$4,905,750

We estimate the total expenses of this offering, excluding the placement agency fees but including reimbursement of certain of the placement agent’s expenses, will be approximately $197,750. Because there is no minimum offering amount, the actual offering amount, the placement agency fees and net proceeds to us, if any, in this offering may be substantially less than the total offering amounts set forth above. We are not required to sell any specific number or dollar amount of the common stock offered in this offering, but the placement agent will use its best efforts to arrange for the sale of all of the common stock offered.

We expect that delivery of the common stock being offered pursuant to this prospectus supplement will be made to purchasers on or about April 9, 2010.

Roth Capital Partners

The date of this prospectus supplement is April 5, 2010.

Prospectus Supplement

ABOUT THIS PROSPECTUS SUPPLEMENT	S-i
PROSPECTUS SUPPLEMENT SUMMARY	S-1
RISK FACTORS	S-4
SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS	S-5
USE OF PROCEEDS	S-7
DILUTION	S-7
DESCRIPTION OF COMMON STOCK	S-8
PLAN OF DISTRIBUTION	S-9
SUBSEQUENT DEBT CONVERSIONS / SALE OF COMMON STOCK TO INSIDERS	S-10
LEGAL MATTERS	S-11
EXPERTS	S-11
WHERE YOU CAN FIND MORE INFORMATION	S-12
INCORPORATION BY REFERENCE	S-12

Prospectus dated March 25, 2010

ABOUT THIS PROSPECTUS	ii
COMPANY INFORMATION	1
RISK FACTORS	3
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	10
USE OF PROCEEDS	11
DILUTION	11
DESCRIPTION OF COMMON STOCK	11
DESCRIPTION OF PREFERRED STOCK	13
DESCRIPTION OF WARRANTS	14
DESCRIPTION OF UNITS	15
PLAN OF DISTRIBUTION	16
LEGAL MATTERS	17
EXPERTS	17
WHERE YOU CAN FIND MORE INFORMATION	17
INCORPORATION BY REFERENCE	18

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a “shelf” registration statement on Form S-3, registration statement number 333-165445, that we filed with the Securities and Exchange Commission (the SEC) on March 12, 2010 and that was declared effective on March 25, 2010. Under this shelf registration process, we may offer and sell from time to time in one or more offerings the securities described in the accompanying prospectus. This prospectus supplement describes the specific details regarding this offering, including the price and the amount of our common stock being offered, the risks of investing in our common stock and other items.

This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of our common stock and also adds, updates, and changes information contained in the accompanying prospectus and the documents incorporated by reference. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to this offering. Generally, when we refer to this “prospectus,” we are referring to both documents combined. To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or any document filed prior to the date of this prospectus supplement and incorporated by reference, the information in this prospectus supplement will control.

You should rely only on the information contained in this prospectus supplement and the accompanying prospectus, including any information incorporated by reference. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information appearing in this prospectus supplement, the accompanying prospectus or any document incorporated by reference is accurate at any date other than as of the date of each such document. Our business, financial condition, results of operations and prospects may have changed since the date indicated on the cover page of such documents.

References in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference to “we,” “our,” “us,” “eDiets” and “the Company” refer to eDiets.com, Inc. Both this prospectus supplement and the accompanying prospectus include important information about us, our common stock and other information you should know before investing. This prospectus supplement also adds, updates, and changes certain of the information contained in the prospectus. You should read both this prospectus supplement and the accompanying prospectus as well as the additional information described under the headings “Incorporation by Reference” and “Where You Can Find More Information” before investing in our common stock.

This prospectus supplement contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus supplement is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

S-i

PROSPECTUS SUPPLEMENT SUMMARY

This summary is not complete and does not contain all of the information you should consider before investing in the common stock offered by this prospectus supplement. You should read this summary together with the entire prospectus supplement and prospectus, including our financial statements, the notes to those financial statements, and the other documents that are incorporated by reference in this prospectus supplement, before making an investment decision. See the Risk Factors section of this prospectus supplement on page S-4 and the “Risk Factors” section of the prospectus on page 3 for a discussion of the risks involved in investing in our common stock.

Our Business

eDiets.com, Inc. leverages the power of technology to bring weight loss solutions to both consumers and businesses. We generate revenue in four ways.

•	We sell digital weight-loss programs.

•	We offer a nationwide weight loss oriented meal delivery service.

•	We derive licensing revenues for the use of our intellectual property and development revenues related to the planning, design and development of private-label nutrition Web sites.

•	We sell advertising throughout our content assets, which are primarily our diet, fitness and healthy lifestyle-oriented Web sites.

Subscription Business

We have been offering digital subscription-based plans in the United States since 1998, when we launched our first diet plan. Our digital diet plans are personalized according to an individual’s weight goals, food and cooking preferences and include the related shopping lists and recipes. eDiets offers a variety of approximately twenty different diet plans, some of which we have developed and some of which we have licensed from third parties under exclusive arrangements. We also offer a subscription-based nationwide weight loss oriented meal delivery service.

Subscribers to our digital diet and meal delivery plans are acquired through our own advertising or through co-marketing arrangements with third parties. In addition to a digital diet or meal delivery product, they receive access to support offerings including interactive online information, communities and education as well as telephone and online support. eDiets offers message boards on various topics of interest to our subscribers, online meetings presented by licensed mental health counselors, registered dietitians and certified fitness trainers and the resources of approximately 30 customer service representatives, nutritionists and fitness personnel.

Digital subscription programs ranging from four weeks to 52 weeks are billed in advance in varying increments of time. Substantially all of our digital subscribers purchase programs via credit/debit cards, with renewals billed automatically, until cancellation. During 2009 we recorded approximately $5.0 million in digital plans revenue, or approximately 27.4% of total revenues for 2009.

Meal delivery subscribers purchase a full week or five days of prepared breakfasts, lunches, and dinners, supplemented by snacks that are generally shipped to arrive within two to three days. During 2009, we recorded approximately $7.8 million in meal delivery revenue, or approximately 43.3% of total revenues for 2009.

License Business

Our eDiets Corporate Services subsidiary is actively engaged in providing private label online nutrition, fitness and wellness programs to companies mainly in the health insurance, pharmaceutical and food industries. During 2009, we recorded approximately $4.1 million in business-to-business revenue, or approximately 22.4% of total revenues for 2009.

We also recognized $0.5 million in royalty revenue in 2009 as a result of having licensed to Tesco plc (“Tesco”) the exclusive rights to use eDiets brand and diet plan technology in the United Kingdom and Ireland. Effective July 31, 2009, we terminated this exclusive licensing agreement with Tesco. The termination agreement provides Tesco with certain continuing rights in the Company technology used by or incorporated into Tesco’s diet website prior to termination, including a three-year non-exclusive right to use such technology and, thereafter, an assignment of certain intellectual property rights relating to such technology.

Content Business

Our advertising sales revenues were approximately $0.7 million, or 3.9% of total revenues for 2009, and are derived from our flagship Web site, www.eDiets.com. The site includes free, regularly updated content developed primarily by our in-house editorial staff. Content is grouped into “channels” including Diet & Nutrition, Fitness, Mind & Body, Health, Food & Recipes and Success Stories.

Additional advertising revenues are generated through placements in our free opt-in email newsletters and through placements within the subscription sales process.

Our principal executive offices are located at 1000 Corporate Drive, Suite 600, Fort Lauderdale, FL 33334. Our telephone number is: (954) 360-9022.

Debt Conversions; Securities Subscription and Purchase Agreements with Directors and Officers

We and Prides agreed to convert the aggregate principal amount of the Prides Notes plus all accrued and unpaid interest through the date of conversion into common stock at a price equal to the price at which the common stock will be sold in the public offering. As of March 31, 2010, the Prides Notes had an aggregate principal balance of $15,145,000 and aggregate accrued and unpaid interest of $6,327,533. As of March 31, 2010, interest on the Prides Notes accrues at a daily rate of approximately $9,321. In addition, we and Mr. Richardson agreed to convert the principal amount of the Richardson Note plus all accrued and unpaid interest through the date of conversion into common stock at a price equal to the price at which the common stock will be sold in the public offering. As of March 31, 2010, the Richardson Note had an aggregate principal balance of $500,000 and aggregate accrued and unpaid interest of $1,575. As of March 31, 2010, interest on the Richardson Note accrues at a daily rate of approximately $68. Additionally, specified directors and officers have agreed to purchase, pursuant to Securities Subscription and Purchase Agreements, $500,000 of common stock at a price equal to the price at which the common stock will be sold in the public offering. The conversion of the Prides Notes and the Richardson Note into common stock and the purchase of the common stock by specified directors and officers is contingent upon the completion of the public offering described in this prospectus supplement (and in the case of the debt conversions receipt of at least $3 million in gross proceeds), approval by our stockholders of the three transactions, an amendment to our Certificate of Incorporation increasing our authorized shares to at least 100,000,000 and other customary closing conditions. Prides, which owned 15,118,726 shares, or 52.0%, of our outstanding common stock as of March 31, 2010, has agreed to execute a written consent approving the debt conversions, the private placement and the amendment to our Certificate of Incorporation. Based on the amounts outstanding under the Prides Notes and the Richardson Note as of March 31, 2010, after consummation of the sale of the 5,275,000 shares of common stock offered pursuant to this prospectus supplement and consummation of the debt conversions and the $500,000 private placement, assuming no other shares of common stock are issued, Prides will own approximately 64.4% of our outstanding common stock on an as adjusted basis. However, because interest will continue to accrue on the Prides Notes until the date of closing of the debt conversions, the percentage of our outstanding common stock that Prides will own at closing of the debt conversions may be slightly higher. The conversion of the Prides Notes and the Richardson Note, and the sale of the common stock to specified directors and officers will be done in private placements exempt from registration under the Securities Act of 1933, as amended.

The Offering

Common stock offered by us	5,275,000 shares.

Common stock to be outstanding after this offering	34,323,512 shares. (1)

Use of proceeds	We intend to use the net proceeds received from the sale of the common stock for general corporate purposes, including working capital to fund our future growth opportunities, such as the expansion of advertising related to our fresh-prepared meal delivery service. See “Use of Proceeds” on page S-7.

Market for the common stock	Our common stock is quoted and traded on The Nasdaq Capital Market under the symbol “DIET.”

Risk factors	See “Risk Factors” on page S-4 for a discussion of factors you should consider carefully before deciding to invest in our common stock.

The Nasdaq Capital Market symbol for common stock	DIET

(1)	The number of shares of our common stock outstanding after this offering is based on 29,048,512 shares outstanding as of March 31, 2010, which excludes:

•

1,041,557 shares of our common stock issuable upon exercise of outstanding stock options granted under the eDiets.com, Inc. Stock Option Plan, originally adopted in 1999, having a weighted average exercise price of $3.45 per share;

•

4,022,572 shares of our common stock issuable upon exercise of outstanding stock options granted under the eDiets.com, Inc. Amended and Restated Equity Incentive Plan, originally adopted in 2004 (the “2004 Plan”), having a weighted average exercise price of $2.28 per share;

•	1,641,016 additional shares of our common stock reserved for future issuance under the 2004 Plan;

•

1,689,370 shares of our common stock issuable upon exercise of outstanding warrants having a weighted average exercise price of $1.20 per share (which will be reduced to $1.03 per share pursuant to the adjustment provisions therein in connection with this offering and the conversion of the Prides Notes and the Richardson Note and the purchase of common stock by certain of our directors and officers pursuant to the Securities Subscription and Purchase Agreements described above);

•

21,974,108 shares of our common stock to be issued in connection with the conversion of the Prides Notes and the Richardson Note (based on the aggregate principal and accrued and unpaid interest as of March 31, 2010); and

•	500,000 shares of our common stock to be issued to our directors and officers pursuant to the Securities Subscription and Purchase Agreements described above.

Unless otherwise stated, outstanding share information throughout this prospectus supplement excludes such outstanding options and warrants to purchase shares of common stock and shares available for issuance.

RISK FACTORS

An investment in our common stock involves a high degree of risk. Before making an investment decision you should carefully consider the risks described below and the risks and uncertainties described in the accompanying prospectus and in our Form 10-K for the year ended December 31, 2009, which is incorporated by reference herein, and the other information set forth or incorporated by reference in this prospectus supplement and the accompanying prospectus. The risks and uncertainties described or incorporated by reference in this prospectus supplement and the accompanying prospectus are not the only ones we face. Additional risks and uncertainties that we are unaware of or that we believe are not material at this time could also materially adversely affect our business, financial condition or results of operations. In any case, the value of our common stock could decline, and you could lose all or part of your investment. You should also refer to our financial statements and the notes to those statements, which are incorporated by reference in this prospectus supplement. See also the information contained under the heading “Special Note Regarding Forward-Looking Statements” immediately below.

Our use of the offering proceeds may not yield a favorable return on your investment.

We currently intend to use the net proceeds received from the sale of the common stock for general corporate purposes, including working capital to fund our future growth opportunities, such as the expansion of advertising related to our fresh-prepared meal delivery service. Our management has broad discretion over how these proceeds are used and could spend the proceeds in ways with which you may not agree. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

You will experience immediate dilution in the book value per share of the common stock you purchase.

Because the price per share of our common stock being offered is substantially higher than the book value per share of our common stock, you will suffer substantial dilution in the net tangible book value of the common stock you purchase in this offering. After giving effect to the sale by us of 5,275,000 shares of common stock in this offering, and based on a public offering price of $1.00 per share in this offering and a pro forma net tangible book deficit per share of our common stock of $0.34 as of December 31, 2010, if you purchase common stock in this offering, you will suffer immediate and substantial dilution of $1.34 per share in the net tangible book value of the common stock purchased. See “Dilution” on page S-7 for a more detailed discussion of the dilution you will incur in connection with this offering.

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents that are incorporated by reference into this prospectus supplement contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements concern expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. Specifically, this prospectus supplement and the documents incorporated by reference into this prospectus supplement contain forward-looking statements regarding:

•	our expectation that we will seek additional capital through a private placement or public offering of our common stock;

•	our belief regarding market demand for our products;

•	the agreement to convert the amounts outstanding under the Prides Notes and the Richardson Note into common stock;

•	our intent to sell $500,000 of common stock to certain directors and officers;

•	our belief that our trademarks and other proprietary rights are important to our success and competitive position;

•	our expectation that our total gross margins will improve in the future as our efforts to improve meal delivery margin are realized;

•	our expectation that revenue streams from revenue sources other than digital plan subscriptions will continue to become a larger share of total revenues;

•	our belief that we can rapidly secure alternate technology infrastructure vendors if we experience an interruption in Web site service;

•	our expectation that we will be successful in implementing programs designed to enhance the privacy protection of our visitors to our Web site;

•	our expectation that we will conduct our operations in compliance with applicable regulatory requirements;

•	our expectation regarding the effect of any legal proceedings or legal inquiries on our financial condition or results of operations; and

•	our estimates regarding certain accounting and tax matters, including the adoption of certain accounting pronouncements.

These forward-looking statements reflect our current views about future events and are subject to risks, uncertainties and assumptions. We wish to caution readers that certain important factors may have affected and could in the future affect our actual results and could cause actual results to differ significantly from those expressed in any forward-looking statement. The most important factors that could prevent us from achieving our goals, and cause the assumptions underlying forward-looking statements and the actual results to differ materially from those expressed in or implied by those forward-looking statements include, but are not limited to, the following:

•	our ability to raise additional capital through a private placement or public offering of our common stock;

•	our ability to accurately assess market demand for our products;

•

our ability to meet the conditions necessary to consummate the conversion of the Prides Notes and the Richardson Note and to consummate the sale of $500,000 of common stock to certain directors and officers;

•	our ability to access the factors that are important to our success and competitive position;

•	our ability to improve our meal delivery margin and its effect on total gross margins;

•	our ability to rapidly secure alternate technology infrastructure vendors if we experience Web site service interruption;

•	our ability to successfully implement programs designed to enhance the privacy protection of our visitors to our Web site;

•	our ability to maintain compliance with applicable regulatory requirements;

•	our ability to sufficiently increase our revenues and maintain expenses and cash capital expenditures at appropriate levels;

•	the state of the credit markets and capital markets, including the level of volatility, illiquidity and interest rates; and

•	our ability to successfully estimate certain accounting and tax matters, including the effect on our Company of adopting certain accounting pronouncements.

USE OF PROCEEDS

We estimate that the aggregate net proceeds from this offering, after deducting the placement agent’s fees and our estimated offering expenses, will be approximately $4.7 million.

We intend to use the net proceeds received from the sale of the common stock for general corporate purposes, including working capital to fund our future growth opportunities, such as the expansion of advertising related to our fresh-prepared meal delivery service. Our management will have broad discretion in the application of the net proceeds of this offering. We reserve the right to change the use of proceeds as a result of certain contingencies such as competitive developments, opportunities to acquire technologies or products and other factors.

DILUTION

Purchasers of shares of our common stock in this offering will suffer an immediate and substantial dilution in net tangible book value per share. Net tangible book value per share is total tangible assets, reduced by total liabilities, divided by the total number of outstanding shares of common stock. Our net tangible book deficit as of December 31, 2009 was approximately $16.5 million, or approximately $0.57 per outstanding share of common stock.

After giving effect to the sale of the common stock and the application of the net proceeds therefrom at a public offering price of $1.00 per share, our adjusted net tangible book deficit as of December 31, 2009 would have been approximately $11.7 million, or approximately $0.34 per share. This represents an immediate increase in net tangible book value of $0.22 per share to our existing stockholders and an immediate dilution of $1.34 per share to new investors. The following table illustrates this calculation on a per share basis, assuming that we sell all of the common stock we are offering:

Public offering price per share	$1.00
Net tangible book deficit per share as of December 31, 2009	$0.57
Increase per share attributable to the offering	$0.22
Adjusted net tangible book deficit per share as of December 31, 2009 after giving effect to this offering	$0.34
Dilution per share to new investors	$1.34

The foregoing table is based on 29,048,512 shares of common stock outstanding as of March 31, 2010, which does not take into effect further dilution to new investors that could occur upon the exercise of outstanding options having a per share exercise price less than the offering price.

In addition, the calculations in the foregoing table do not take into account any of the following:

•

1,041,557 shares of our common stock issuable upon exercise of outstanding stock options granted under the eDiets.com, Inc. Stock Option Plan, originally adopted in 1999, having a weighted average exercise price of $3.45 per share;

•

4,022,572 shares of our common stock issuable upon exercise of outstanding stock options granted under the eDiets.com, Inc. Amended and Restated Equity Incentive Plan, originally adopted in 2004 (the “2004 Plan”), having a weighted average exercise price of $2.28 per share;

•	1,641,016 additional shares of our common stock reserved for future issuance under the 2004 Plan;

•

1,689,370 shares of our common stock issuable upon exercise of outstanding warrants having a weighted average exercise price of $1.20 per share (which will be reduced to $1.03 per share pursuant to the adjustment provisions therein in connection with this offering and the conversion of the Prides Notes and the Richardson Note and the purchase of common stock by certain of our directors and officers pursuant to the Securities Subscription and Purchase Agreements);

•

21,974,108 shares of our common stock to be issued in connection with the conversion of the Prides Notes and the Richardson Note (based on the aggregate principal and accrued and unpaid interest as of March 31, 2010); and

•	500,000 shares of our common stock to be issued to our directors and officers pursuant to the Securities Subscription and Purchase Agreements.

To the extent that any of our outstanding options or warrants are exercised, we grant additional options under our stock option plans or issue additional warrants, or we issue additional shares of common stock in the future, there may be further dilution to new investors.

DESCRIPTION OF COMMON STOCK

In this offering, we are offering 5,275,000 shares of our common stock at a purchase price of $1.00 per share.

Common Stock

The following description of our common stock is a summary. It is not complete and is subject to and qualified in its entirety by our Certificate of Incorporation and Bylaws, each as amended to date, and a copy of each of which has been incorporated as an exhibit to the registration statement of which this prospectus supplement forms a part.

As of March 31, 2010, our Certificate of Incorporation authorizes us to issue 50,000,000 shares of common stock, par value $0.001 per share, and 1,000,000 shares of preferred stock, par value $0.01 per share. As of March 31, 2010, 29,048,512 shares of common stock were outstanding and no shares of preferred stock were outstanding.

The material terms and provisions of our common stock are described under the caption “Description of Common Stock” starting on page 11 of the accompanying prospectus.

PLAN OF DISTRIBUTION

Roth Capital Partners, LLC, which we refer to as the placement agent, has agreed to act as the exclusive placement agent in connection with this offering subject to the terms and conditions of a placement agency agreement dated as of April 5, 2010. The placement agent is not purchasing or selling any common stock offered by this prospectus supplement or the accompanying prospectus, nor is it required to arrange the purchase or sale of any specific number or dollar amount of common stock, but it has agreed to use its best efforts to arrange for the sale of all of the common stock offered hereby. We will enter into subscription agreements directly with purchasers in connection with this offering.

Pursuant to such subscription agreements, we will sell to the purchasers 5,275,000 shares of our common stock at a price of $1.00 per share. We negotiated the price for the shares of common stock offered in this offering with the purchasers and the price was approved by a special committee comprised entirely of disinterested members of our Board of Directors and was ratified by the full Board of Directors. The factors considered in determining the price included the recent market price of our common stock, the general condition of the securities market at the time of this offering, the history of, and the prospects for, the industry in which we compete, our past and present operations, and our prospects for future revenues.

The placement agency agreement provides that the obligations of the placement agent are subject to certain conditions precedent, including the absence of any material adverse change in our business and the receipt of certain opinions, letters and certificates from our counsel, our independent auditors and us.

We will pay the placement agent a cash fee equal to 7% of the gross proceeds from the offering. We will also reimburse the placement agent for all reasonable out-of-pocket expenses that have been incurred by the placement agent in connection with the offering, which shall not exceed 1% of the gross proceeds received by us from the sale of the shares of common stock.

The following table shows the per share and total placement agent fees we will pay to the placement agent in connection with the sale of the common stock offered pursuant to this prospectus supplement, assuming the sale of all of the common stock offered hereby at $1.00 per share:

	Per Share	Total
Placement agency fees	$0.07	$369,250

Because there is no minimum offering amount required, the actual total placement agency fees, if any, are not presently determinable and may be substantially less than the maximum amount set forth above. The maximum fees to be received by the placement agent or any other member of the Financial Industry Regulatory Association, or FINRA, or independent broker-dealer will not be greater than 8% of the gross proceeds from the sale of the shares sold in this offering. We estimate that total expenses payable by us in connection with this offering, excluding the placement agent fees but including reimbursement of certain of the placement agent’s expenses, will be approximately $197,750.

In addition, as described in “Subsequent Debt Conversions / Sale Of Common Stock To Insiders” below, certain of our officers and directors have agreed, subject to stockholder approval and other closing conditions, to provide $1 million of additional capital in a private placement, consisting of the payment of $500,000 in cash and the exchange of the $500,000 Richardson Note at the public offering price of $1.00 per share (the “Private Placement”). Roth has also agreed to act as the placement agent with respect to the Private Placement on the same basis as in this offering, and accordingly will receive a cash fee equal to 7% of the price per share of the common stock issued in the Private Placement ($0.07 per share). We will also reimburse the placement agent for all reasonable out-of-pocket expenses that have been incurred by the placement agent in connection with the Private Placement, which shall not exceed 1% of the price per share of the common stock issued in the Private Placement.

We have agreed to indemnify the placement agent against certain liabilities, including liabilities under the Securities Act of 1933, as amended, and liabilities arising from breaches of representations and warranties contained in the placement agency agreement. We have also agreed to contribute to payments the placement agent may be required to make in respect of such liabilities.

We have agreed not to issue or sell any shares of common stock or securities exchangeable or convertible into common stock at a price less than $1.00 per share for a period of 60 days following the close of this offering, except that we may issue stock options or shares of restricted stock pursuant to existing equity compensation plans and issue shares of our common stock upon the exercise of outstanding convertible securities.

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any fees or commissions received by it and any profit realized on the resale of securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agent is required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares of common stock by the placement agent. Under these rules and regulations, the placement agent:

•	may not engage in any stabilization activity in connection with our securities; and

•

may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

From time to time in the ordinary course of their respective businesses, the placement agent or its affiliates have in the past or may in the future engage in investment banking and/or other services with us and our affiliates for which it has or may in the future receive customary fees and expenses.

The foregoing does not purport to be a complete statement of the terms and conditions of the placement agency agreement and the subscription agreement. Copies of the placement agency agreement and the subscription agreement will be included as exhibits to our current report on Form 8-K that will be filed with the SEC and incorporated by reference into the Registration Statement of which this prospectus supplement forms a part. See “Where You Can Find More Information” on page S-12.

SUBSEQUENT DEBT CONVERSIONS / SALE OF COMMON STOCK TO INSIDERS

Pursuant to a Debt Conversion Agreement dated April 5, 2010, we and Prides agreed to convert the aggregate principal amount of the Prides Notes plus all accrued and unpaid interest through the date of conversion into common stock at a price equal to the price at which the common stock will be sold in the public offering described in this prospectus supplement. As of March 31, 2010, the Prides Notes had an aggregate principal balance of $15,145,000 and aggregate accrued and unpaid interest of $6,327,533. As of March 31, 2010, interest on the Prides Notes accrues at a daily rate of approximately $9,321. In addition, pursuant to a Debt Conversion Agreement dated April 5, 2010, we and Mr. Richardson agreed to convert the principal amount of the Richardson Note plus all accrued and unpaid interest through the date of conversion into common stock at a price equal to the price at which the common stock will be sold in the public offering. As of March 31, 2010, the Richardson Note had an aggregate principal balance of $500,000 and aggregate accrued and unpaid interest of $1,575. As of March 31, 2010, interest on the Richardson Note accrues at a daily rate of approximately $68. Additionally, pursuant to Securities Subscription and Purchase Agreements dated April 5, 2010, specified directors and officers have agreed to purchase in a private placement $500,000 of common stock at a price equal to the price at which the common stock will be sold in the public offering. Based on the amounts outstanding under the Prides Notes and the Richardson Note as of March 31, 2010, after consummation of the sale of the 5,275,000 shares of common stock offered pursuant to this prospectus supplement, the issuance of 21,974,108 shares of common stock upon consummation of the debt conversions and the sale of 500,000 shares of common stock in the private placement, assuming no other shares of common stock are issued, Prides will own approximately 64.4% of our outstanding common stock on an as adjusted basis. However, because interest will continue to accrue on the Prides Notes until the date of closing of the debt conversions, the percentage of our outstanding common stock that Prides will own at closing of the debt conversions may be slightly higher. The conversion of the Prides Notes and the Richardson Note, and the sale of the common stock to specified directors and officers will be done in private placements exempt from registration under the Securities Act of 1933, as amended.

Pursuant to the Debt Conversion Agreements with Prides and Mr. Richardson and the Securities Subscription and Purchase Agreement with Mr. Richardson, we have made representations and warranties relating to, among other things, corporate organization, good standing and qualification to do business; corporate power and authority to enter into and perform our obligations under, and enforceability of, the agreements; required regulatory consents, approvals, orders and filings; the absence of breaches, violations or defaults under laws, or conflict with, other contracts or organizational documents; the receipt of consents, approvals, orders and filings; capitalization; tax matters; liabilities; litigation; permits; title to property; intellectual property matters; compliance with laws; insurance matters; labor disputes; supplier and customer relations; and approval under Section 203 of the Delaware General Corporation Law.

The conversion of the Prides Notes and the Richardson Note into common stock and the purchase of the common stock by specified directors and officers is contingent upon the completion of the public offering described in this prospectus supplement, approval by our stockholders of the issuance of common stock in the debt conversions and the private placement, an amendment to our Certificate of Incorporation increasing our authorized shares to at least 100,000,000 in addition to other customary closing conditions. In addition, the debt conversions are contingent on our receipt of at least $3 million in gross proceeds from the sale of common stock in the public offering. Prides, which owned 15,118,726 shares, or 52.0%, of our outstanding common stock as of March 31, 2010, has agreed to execute a written consent approving the debt conversions, the private placement and the amendment to our Certificate of Incorporation.

In connection with the required stockholder approval, we have agreed to prepare and file an information statement with the SEC and to send the information statement to stockholders as required by Regulation 14C under the Securities and Exchange Act of 1934, as amended, and Delaware law. The debt conversions and the private placement will not close until at least 20 calendar days after a definitive information statement is sent to stockholders.

We have also agreed, contingent upon the completion of the conversion of the Prides Note, to register for resale the shares of common stock issued in the debt conversions and the private placement.

LEGAL MATTERS

The validity of the common stock being offered hereby is being passed upon for us by Holland & Knight, LLP, Fort Lauderdale, Florida.

EXPERTS

The consolidated financial statements of the Company appearing in the Company’s Annual Report (Form 10-K) for the year ended December 31, 2009 (including the schedule appearing therein), have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company’s ability to continue as a going concern as described in Note 2 to the consolidated financial statements), included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and we file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy the reports, proxy statements and other information that we file at the SEC’s Public Reference Room at 100 F Street NE, Washington, D.C. 20549 at prescribed rates. You may also obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to you on the SEC’s web site (http://www.sec.gov).

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to documents containing that information. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference into this prospectus the following documents filed by us with the SEC, other than information deemed furnished and not filed (including information furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K):

SEC Filing (File No. 000-30559)	Period Covered or Date of Filing
Annual Report on Form 10-K	Year ended December 31, 2009

Description of our common stock contained in the Registration Statement on Form 8-A and any amendment or report filed for the purpose of updating such description	May 4, 2000

Any future filings we will make with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until this offering is complete or terminated.	After the date of this prospectus supplement.

We will provide without charge to each person to whom this prospectus is delivered, upon written or oral request, a copy of any documents that have been or may be incorporated by reference in the prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents, or you may obtain them from our corporate Web site at http://www.ediets.com/.com. Your request should be directed to our Chief Financial Officer at our principal executive offices at:

eDiets.com, Inc.

1000 Corporate Drive, Suite 600

Fort Lauderdale, FL 33334

Telephone: (954) 703-6374

We maintain an internet Web site at http://www.ediets.com, which contains information relating to us and our business. We do not incorporate the information on our internet website by reference.

Statements contained in this prospectus concerning the provisions of any documents are necessary summaries of those documents, and each statement is qualified in its entirety by reference to the copy of the document filed with the SEC.

PROSPECTUS

eDiets.com, Inc.

Up to $30,000,000

Common Stock

Preferred Stock

Warrants

Units

We may offer and sell from time to time:

•	shares of our common stock;

•	shares of our preferred stock;

•	warrants to purchase common stock and/or preferred stock; and

•	units consisting of two or more of these classes or series of securities.

We may sell any combination of these securities in one or more offerings, up to an aggregate initial offering price of $30,000,000, on terms to be determined at the time of the offering. We may sell the securities to or through underwriters, directly to investors or through agents. We also may sell common stock upon conversion of preferred stock or common stock or preferred stock upon the exercise of warrants.

Each time we offer securities, we will provide a prospectus supplement containing more specific information about the particular securities and offering and attach it to this prospectus. The prospectus supplements also may add, update or change information contained in this prospectus. This prospectus may not be used to offer or sell securities without a prospectus supplement that includes a description of the method and terms of the offering.

We will sell these securities directly to investors, through agents on our behalf or through underwriters or dealers as designated from time to time. If any agents or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will provide the names of the agents or underwriters, the specific terms of the plan of distribution and any applicable fees, commissions or discounts.

Our common stock is listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “DIET.” On March 10, 2010, the last reported sale price for our common stock reported on Nasdaq was $1.51 per share.

The aggregate market value of our outstanding common stock held by non-affiliates is approximately $18.8 million based on 29,048,512 shares of outstanding common stock, of which 12,462,136 are held by non-affiliates, and a per share price of $1.51 based on the closing sale price of our common stock on March 10, 2010. We have not offered any securities pursuant to General Instruction I.B.6. of Form S-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus.

This offering involves material risks. See “Risk Factors” beginning on page 3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 25, 2010.

If it is against the law in any state to make an offer to sell these shares, or to solicit an offer from someone to buy these shares, then this prospectus does not apply to any person in that state, and no offer or solicitation is made by this prospectus to any such person.

You should rely only on the information contained in this prospectus and any prospectus supplement. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer and sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

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ABOUT THIS PROSPECTUS

This prospectus is part of a Registration Statement that we filed with the Securities and Exchange Commission, which we refer to as the “SEC,” using a “shelf” registration process. Under this shelf process, we may, from time to time, sell any combination of securities described in this prospectus in one or more offerings up to a total public offering price of $30,000,000.

This prospectus, together with the documents incorporated by reference into this prospectus, provides you with a general description of the securities that we may offer and the offering. Each time we offer common stock, we will provide a prospectus supplement that will contain specific information about the securities and the offering. The prospectus supplement may also add, update or change information contained in this prospectus. We will file each prospectus supplement with the SEC. You should read both this prospectus and the applicable prospectus supplement together with additional information described under the heading “Incorporation by Reference” in this prospectus.

We have not authorized any dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or any accompanying prospectus supplement. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and any accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.

Unless the context otherwise requires, the terms “we,” “our,” “us,” the “Company” and “eDiets” refer to eDiets.com, Inc. and its consolidated subsidiaries.

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COMPANY INFORMATION

Our Business

eDiets.com, Inc. leverages the power of technology to bring weight loss solutions to both consumers and businesses. We generate revenue in four ways.

•	We sell digital weight-loss programs.
•	We offer a nationwide weight loss oriented meal delivery service.
•	We derive licensing revenues for the use of our intellectual property and development revenues related to the planning, design and development of private-label nutrition Web sites.
•	We sell advertising throughout our content assets, which are primarily our diet, fitness and healthy lifestyle-oriented Web sites.

Subscription Business

We have been offering digital subscription-based plans in the United States since 1998, when we launched our first diet plan. Our digital diet plans are personalized according to an individual’s weight goals, food and cooking preferences and include the related shopping lists and recipes. eDiets offers a variety of approximately twenty different diet plans, some of which we have developed and some of which we have licensed from third parties under exclusive arrangements. We also offer a subscription-based nationwide weight loss oriented meal delivery service.

Subscribers to our digital diet and meal delivery plans are acquired through our own advertising or through co-marketing arrangements with third parties. In addition to a digital diet or meal delivery product, they receive access to support offerings including interactive online information, communities and education as well as telephone and online support. eDiets offers message boards on various topics of interest to our subscribers, online meetings presented by licensed mental health counselors, registered dietitians and certified fitness trainers and the resources of approximately 30 customer service representatives, nutritionists and fitness personnel.

Digital subscription programs ranging from four weeks to 52 weeks are billed in advance in varying increments of time. Substantially all of our digital subscribers purchase programs via credit/debit cards, with renewals billed automatically, until cancellation. During 2009 we recorded approximately $5.0 million in digital plans revenue, or approximately 27.4% of total revenues for 2009.

Meal delivery subscribers purchase a full week or five days of prepared breakfasts, lunches, and dinners, supplemented by snacks that are generally shipped to arrive within two to three days. During 2009 we recorded approximately $7.8 million in meal delivery revenue, or approximately 43.3% of total revenues for 2009.

License Business

Our eDiets Corporate Services subsidiary is actively engaged in providing private label online nutrition, fitness and wellness programs to companies mainly in the health insurance, pharmaceutical and food industries. During 2009 we recorded approximately $4.1 million in business-to-business revenue, or approximately 22.4% of total revenues for 2009.

We also recognized $0.5 million in royalty revenue in 2009 as a result of having licensed to Tesco plc (“Tesco”) the exclusive rights to use eDiets brand and diet plan technology in the UK and Ireland. Effective July 31, 2009, we terminated this exclusive licensing agreement with Tesco. The termination agreement provides Tesco with certain continuing rights in the Company technology used by or incorporated into Tesco’s diet website prior to termination, including a three-year non-exclusive right to use such technology and, thereafter, an assignment of certain intellectual property rights relating to such technology.

Content Business

Our advertising sales revenues were approximately $0.7 million, or 3.9% of total revenues for 2009, and are derived from our flagship Web site, www.eDiets.com. The site includes free, regularly updated content developed primarily by our in-house editorial staff. Content is grouped into “channels” including Diet & Nutrition, Fitness, Mind & Body, Health, Food & Recipes and Success Stories.

Additional advertising revenues are generated through placements in our free opt-in email newsletters and through placements within the subscription sales process.

Our principal executive offices are located at 1000 Corporate Drive, Suite 600, Fort Lauderdale, FL 33334. Our telephone number is: (954) 360-9022.

RISK FACTORS

An investment in our securities involves a high degree of risk and should be considered only by those persons who are able to afford a loss of their entire investment. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by any forward-looking statement. In particular, you should consider the numerous risks outlined below. Those risk factors are not exhaustive. Other sections of this prospectus, any prospectus supplement and the documents incorporated by reference may include additional factors which could adversely impact our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time, and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. In evaluating our business, prospective investors should carefully consider the risk factors in addition to the other information included or incorporated by reference in this prospectus.

We have experienced recurring operating losses and our liquidity has been significantly reduced.

For the year ended December 31, 2009, we had a net loss of $12.1 million and used $4.6 million of cash in operations. As of December 31, 2009, we had an accumulated deficit of $60.1 million and a total stockholders’ deficit of $9.6 million. As of December 31, 2009 and February 28, 2010 we had unrestricted cash of $1.5 million and $0.6 million, respectively.

Due to uncertainty about our ability to meet our current operating expenses and capital expenditures, in their report on our annual financial statements for the year ended December 31, 2009, our independent auditors included an explanatory paragraph regarding our ability to continue as a going concern.

The continuation of our business is dependent upon raising additional financial support. The additional financing may be provided by common stock, debt, project financing, joint venture projects, a strategic alliance or business combination, or a combination of these. The issuance of additional equity securities by us could result in a significant dilution in the equity interests of purchasers of securities in this offering.

Management has plans to seek additional capital through a private placement or public offering of our common stock. There can be no assurances that we will be successful in raising additional cash to finance operations. If we are not successful, we will be required to reduce operations and/or liquidate assets and/or seek relief through a filing under the U.S. Bankruptcy Code. Our consolidated financial statements do not include any adjustments relating to the recoverability of assets and classification of assets and liabilities that might be necessary should we be unable to continue as a going concern.

We have no long-term credit facility or other source of long-term funding other than the Notes held by Prides Capital Partners, LLC (“Prides”), and we have approximately $15.5 million of principal and accrued interest on our Note that will mature on August 31, 2010.

We have no long-term credit facility or other source of long-term funding other than the Notes held by Prides. The first of our Notes issued to Prides (which are secured by substantially all of our assets) will mature on August 31, 2010. At that time, we must repay the original principal amount of $10.0 million, together with accrued interest of approximately $5.5 million. We do not believe that our cash flows from operations alone will be sufficient to support repayments and otherwise satisfy our repayment obligation under this Note. Prior to the maturity date of this Note, we intend to reach an agreement with Prides to refinance the amounts due, together with some or all of the amounts payable under the remaining Notes, or to convert these amounts into equity. There can be no assurance that we will be able to enter into an agreement with Prides on satisfactory terms or at all. Our failure to pay all amounts when due under the Note maturing on August 31, 2010 would constitute an event of default entitling Prides, among other things, to accelerate our indebtedness under the remaining Notes and exercise its rights as a secured creditor. Furthermore, even if we are able to refinance Prides’ outstanding Notes we will need additional financing to continue our operations. If Prides is unable or unwilling to provide such additional financing we will need to obtain such financing from a third party. Based on our current financial condition, we may be unable to obtain such financing on commercially reasonable terms if at all. If we are unable to obtain third party financing, we will be required to pursue one or more alternative strategies, such as seeking additional equity capital, reducing operations, liquidating assets, or seeking relief through a filing under the U.S. Bankruptcy Code. Any such actions could adversely affect our financial condition and the value of our common stock.

Economic conditions are adversely affecting consumer discretionary spending and may continue to negatively impact our business and operating results.

Because our meal delivery offerings consist of freshly prepared meals, they are priced higher than our major competitors such as Nutrisystem and Jenny Craig. The success of our meal delivery business is therefore dependent on customers’ willingness and ability to invest a larger percentage of discretionary spending in our meal delivery products than may be required with our competitors’ products. Because discretionary spending is influenced by general economic conditions, consumer confidence and the availability of discretionary income, a protracted economic slowdown, increased unemployment, decreased salaries and wage rates, increased energy prices, inflation, rising interest rates or other industry-wide cost pressures adversely affect consumer behavior and decrease consumer discretionary spending. A decline in our customers’ discretionary spending could adversely affect our business, financial condition, operating results and cash flows. If this difficult economic situation continues for a prolonged period of time or deepens in magnitude, our business and results of operations could be materially affected.

Our future growth and profitability will depend in large part upon the effectiveness and efficiency of our marketing expenditures and our ability to select the right markets and media in which to advertise.

Our future growth and profitability will depend in large part upon the effectiveness and efficiency of our marketing expenditures, including our ability to:

•	create greater awareness of our brand and our program;
•	identify the most effective and efficient level of spending in each market, media and specific media vehicle;
•	determine the appropriate creative message and media mix for advertising, marketing and promotional expenditures;
•	effectively manage marketing costs (including creative and media) in order to maintain acceptable customer acquisition costs;
•	select the right market, media and specific media vehicle in which to advertise; and
•	convert consumer inquiries into actual orders.

Our planned marketing expenditures may not result in increased revenue or generate sufficient levels of brand name and program awareness. We may not be able to manage our marketing expenditures on a cost-effective basis whereby our customer acquisition cost may exceed the contribution profit generated from each additional customer.

As the largest stockholder, Prides has significant influence over our company.

Prides will own approximately 54% of our outstanding voting common stock in the event all warrants are exercised. Therefore, as a practical matter, Prides will have significant influence over the outcome of any shareholder vote, including the election of directors and the approval of mergers or other business combination transactions. Additionally, concentration of control in one stockholder may discourage potential investors from providing additional financing if we need it. The Company Purchase Agreement also affords Prides certain participation rights and anti-dilution protections which could make it more difficult for us to obtain additional financing or to effect a merger or other business combination transaction. In addition, under the terms of the Company Purchase Agreement, as long as Prides owns at least 5% of our outstanding common stock, the following require the approval of a majority vote of our board of directors, which majority must include at least one Prides director:

•

authorize, create, designate, establish or issue any other class or series of capital stock ranking senior to our capital stock as to dividends or upon liquidation, or reclassification of any shares of our capital stock into shares having any preference or priority as to dividends or upon liquidation superior to any such preference or priority of our common stock;

•	adopt a plan for the liquidation, dissolution or winding up of the affairs of our company or any recapitalization plans;
•	amend, alter or repeal, whether by merger, consolidation or otherwise our Certificate of Incorporation;
•	alter or change the rights, preferences or privileges of our common stock or the warrants issued to Prides; or
•

directly or indirectly, declare or pay any dividend (other than dividends payable in shares of our common stock) or directly or indirectly purchase, redeem, purchase or otherwise acquire any share of our common stock (except for shares of our common stock repurchased from current or former employees, consultants, or directors upon termination of service in accordance with plans approved by our board of directors (whether in cash, securities or property or in our obligations).

Our Senior Secured Notes held by Prides place certain limitations on our company.

We have borrowed $15.1 million from Prides in the form of three Senior Secured Notes (the “Notes”) which place certain limitations on our ability to obtain financing, sell equity or to effect a merger or other business combination transaction. The Notes and related agreements restrict our ability to enter into various transactions including, in the aggregate, capital leases in excess of $2.0 million, other forms of indebtedness in excess of $250,000, and total investments in excess of $250,000. Additionally, we granted Prides a security interest in all of our equipment, inventory, accounts receivable, trademarks, copyrights, trade secrets, certain pledged equity, certain pledged debt, and certain pledged intellectual property. Furthermore, two of the Notes, with an aggregate value of $5.1 million, require pre-payment in the event of any public or private sale of equity by the Company.

We face significant competition.

Competition is intense in the weight management industry and we must remain competitive in the areas of program efficacy, price, taste, customer service and brand recognition. In addition to Weight Watchers® International, Inc., Waterfront Media, Inc. and NutriSystem, Inc., we currently compete with several Internet sites which provide diet and nutrition information, including WeightWatchers.com. We know of several other online competitors aggressively marketing online programs which may be somewhat similar to ours, including some that are offered at no charge to the customer.

Increased competition and a proliferation of free online diet plans could result in reductions in the prices we receive for our programs, lower margins, loss of customers and reduced visitor traffic to our Web site.

Several of our existing competitors and potential competitors have longer operating histories, greater name recognition and significantly greater financial, technical and marketing resources and may be able to devote greater resources for the development and promotion of their services and products. These competitors may also engage in more extensive marketing and advertising efforts, adopt more aggressive pricing policies and make more attractive offers to advertisers and alliance partners. Accordingly, we may not be able to compete successfully.

We rely on third parties to provide us with adequate food supply and certain fulfillment, the loss of which could cause our revenue, earnings or reputation to suffer.

Food Manufacturer. We currently depend on two third party meal delivery vendors for manufacture and fulfillment of our prepared meals. If we are unable to obtain sufficient quantity, quality and variety of food and fulfillment of customer orders in a timely and low-cost manner from these manufacturers, we will be unable to adequately fulfill our customers’ orders which would adversely affect our operating results and damage the value of our brand.

Freight and Fulfillment. Our orders are shipped by one third-party, FedEx. Should FedEx be unable to service our needs for even a short duration, our revenue and business could be harmed. Additionally, the cost and time associated with replacing FedEx on short notice would add to our costs. Any replacement fulfillment provider would also require startup time, which could cause us to lose sales and market share.

Therefore, we are dependent on maintaining good relationships with these third parties. The services we require from these parties may be disrupted by a number of factors associated with their businesses, including the following:

•	labor disruptions;
•	delivery problems;
•	financial condition of operations;
•	internal inefficiencies;
•	equipment failure;
•	natural or man-made disasters; and
•	with respect to our food supplier, shortages of ingredients or United States Department of Agriculture (“USDA”) and United States Food and Drug Administration (“FDA”) compliance issues.

We depend heavily on our network infrastructure and its failure could result in unanticipated expenses and prevent our subscribers from effectively utilizing our services, which could negatively impact our ability to attract and retain subscribers and advertisers.

Our ability to successfully create and deliver our content depends in large part on the capacity, reliability and security of our networking hardware, software and telecommunications infrastructure. Failures of our network infrastructure could result in unanticipated expenses to address such failures and could prevent our subscribers from effectively utilizing our services, which could prevent us from retaining and attracting subscribers and advertisers. The hardware infrastructures on which our system operates are located in Saint Louis, Missouri, Miami, Florida and Lithia Springs, Georgia. We do not currently have a formal disaster recovery plan. Our system is susceptible to natural and man-made disasters, including war, terrorism, earthquakes, fires, floods, power loss and vandalism. Further, telecommunications failures, computer viruses, electronic break-ins or other similar disruptive problems could adversely affect the operation of our systems. Our insurance policies may not adequately compensate us for any losses that may occur due to any damages or interruptions in our systems. Accordingly, we could incur capital expenditures in the event of unanticipated damage.

In addition, our subscribers depend on Internet service providers, or ISPs, for access to our Web site. In the past, ISPs and Web sites have experienced significant system failures and could, in the future, experience outages, delays and other difficulties due to system failures unrelated to our systems. These problems could harm our business by preventing our subscribers from effectively utilizing our services.

Problems with the performance and reliability of the Internet infrastructure could adversely affect the quality and reliability of the services we offer our subscribers and advertisers.

We depend significantly on the Internet infrastructure to deliver attractive, reliable and timely e-mail messages to our subscribers. If Internet usage grows, the Internet infrastructure may not be able to support the demands placed on it by this growth, and its performance and reliability may decline, which could adversely affect our ability to sustain revenue growth. Among other things, continued development of the Internet infrastructure will require a reliable network backbone with necessary speed, data capacity and security. Currently, there are regular failures of the Internet network infrastructure, including outages and delays, and the frequency of these failures may increase in the future. These failures may reduce the benefits of our services to our subscribers and undermine our advertising partners’ and our subscribers’ confidence in the Internet as a viable commercial medium. In addition, the Internet could lose its viability as a commercial medium due to delays in the development or adoption of new technology required to accommodate increased levels of Internet activity or due to government regulation. These factors could adversely affect our business by adversely affecting the quality and reliability of the services we offer our customers.

The unauthorized access of confidential member information that we transmit over public networks could adversely affect our ability to attract and retain subscribers.

Our subscribers transmit confidential information to us over public networks, and the unauthorized access of such information by third parties could harm our reputation and significantly hinder our efforts to attract and retain subscribers. We rely on a variety of security techniques and authentication technology licensed from third parties to provide the security and authentication technology to effect secure transmission of confidential information, including customer credit card numbers. Advances in computer capabilities, new discoveries in the field of cryptography or other developments may result in a compromise or breach of the technology we use to protect customer transaction data and adversely affect our ability to attract and retain customers.

We may fail to manage our expansion and expected growth effectively, which could strain our resources and could impair the expansion of our business.

Failure to manage our growth effectively could adversely affect our ability to attract and retain our subscribers and advertising partners. We have increased the scope of our operations, including our technology, sales, administrative and marketing organizations. These factors have placed, and will continue to place, a significant strain on our management systems and resources. We will need to continue to improve our operational, financial and managerial controls and reporting systems and procedures to expand, train and manage our workforce in order to manage our expected growth.

Because of volatility in the advertising markets which we target, we may not be able to effectively attract and retain subscribers.

We are currently dependent in large part on the online advertising market to attract and retain subscribers to our digital plans and meal delivery service. We expect competitive pressures to continue to increase in the future which may result in higher costs in the online advertising market, thereby significantly impacting our costs to acquire and retain subscribers. Although we are currently developing alternative channels of customer acquisition, including television, print and radio advertising, there can be no assurance that these measures will as effectively attract and retain subscribers as have our online advertising programs in the past.

We may have to litigate to protect our rights or to defend claims brought against us by third parties, and such litigation may subject us to significant liability and be time consuming and expensive.

We face a substantial risk of litigation, including litigation regarding intellectual property rights in Internet-related businesses. Legal standards relating to the validity, enforceability and scope of protection of certain proprietary rights in Internet-related businesses are uncertain and still evolving. We may have to litigate in the future to enforce our intellectual property rights, protect our trade secrets or defend ourselves against claims of violating the proprietary rights of third parties.

We also face the risk of having to defend against lawsuits brought by third parties related to our business activities. For example, we depend heavily on Internet advertising, and we have been involved in both civil litigation and administrative proceedings arising out of pop-up ads and other advertising practices, in both cases brought by one of our competitors. If the outcome of similar proceedings that we may face in the future were to make certain types of advertising unavailable to us, then our marketing may become less effective and our financial results could suffer.

Any of this type of litigation may subject us to significant liability for damages, result in invalidation of our proprietary rights, be time-consuming and expensive to defend, even if not meritorious, and result in the diversion of management time and attention. Any of these factors could adversely affect our business operations and financial results and condition.

If we pursue competitive advertising, we may be subject to litigation from our competitors.

If we pursue competitive advertising, our competitors may pursue litigation regardless of its merit and chances of success. Competitive advertising may include advertising that directly or indirectly mentions a competitor or a competitor’s weight loss program in comparison to our program. Defending such litigation may be lengthy and costly, strain our resources and divert management’s attention from their core responsibilities, which would have a negative impact on our business.

We may be subject to health-related claims from our customers.

Our weight loss program does not include medical treatment or medical advice, and we do not engage physicians or nurses to monitor the progress of our customers. Many people who are overweight suffer from other physical conditions, and our target consumers could be considered a high-risk population. A customer who experiences health problems could allege or bring a lawsuit against us on the basis that those problems were caused or worsened by participating in our weight management program. Currently, we are neither subject to any such allegations nor have we been named in any such litigation. However, if we were, we would defend ourselves against such claims. Defending ourselves against such claims, regardless of their merit and ultimate outcome, would likely be lengthy and costly, and adversely affect our results of operations. Further, our general liability insurance may not cover claims of these types.

If we cannot protect and enforce our trademarks and other intellectual property rights, our brand and our business will suffer.

We believe that our trademarks and other proprietary rights are important to our success and competitive position. The actions we take to establish and protect our trademarks and other proprietary rights may prove to be inadequate to prevent imitation of our products or services or to prevent others from claiming violations of their trademarks and proprietary rights by us. In addition, others may develop similar trademarks or other intellectual property independently or assert rights in our trademarks and other proprietary rights. If so, third parties may seek to block or limit sales of our products and services based on allegations that use of some of our marks or other intellectual property constitutes a violation of their intellectual property rights. If we cannot protect our trademarks and other intellectual property rights, or if our trademarks or other intellectual property rights infringe upon the rights of third parties, the value of our brand may decline, which would adversely affect our results of operations.

Our industry is subject to governmental regulation that could increase in severity and hurt results of operations.

Our industry is subject to federal, state and other governmental regulation. For example, some advertising practices in the weight loss industry have led to investigations from time to time by the FTC and other governmental agencies. Many companies in the weight loss industry have entered into consent decrees with the FTC relating to weight loss claims and other advertising practices. The FTC has recently published revisions to its Guides Concerning the Use of Endorsements and Testimonials in Advertising. Among other things, the revised Guides require us to monitor the activities of bloggers and other third parties over whom we have limited control. Our inability to do so effectively could lead the FTC to bring administrative or legal action against us. Further, the revised Guides significantly affect our ability to advertise the successes our customers have achieved in losing weight through our programs. For example, we are no longer able to include the phrase “results not typical” in advertisements describing our customers’ successes. Uncertainties surrounding the application of the revised Guides may adversely affect our ability to advertise our programs effectively and may require us to incur significant additional costs. In addition, regulation of advertising practices in the weight loss industry may increase in scope or severity in the future, which could have a material adverse impact on our business.

Other aspects of our industry are also subject to government regulation. For example, food manufacturers are subject to rigorous inspection and other requirements of the USDA and FDA. If federal, state or local regulation of our industry increases for any reason, then we may be required to incur significant expenses, as well as modify our operations to comply with new regulatory requirements, which could harm our operating results. Additionally, remedies available in any potential administrative or regulatory actions may include requiring us to refund amounts paid by all affected customers or pay other damages, which could be substantial.

Laws and regulations that apply to Internet communications, commerce and advertising are becoming more prevalent and these laws and regulations could significantly increase the costs we incur in using the Internet to conduct our business. The United States Congress has recently enacted Internet legislation regarding children’s privacy, commercial email, copyright and taxation. The European Union has recently adopted a directive addressing data privacy that may result in limits on the collection and use of member information. A number of other laws and regulations, including those at the state or local level, may be adopted that regulate the use of the Internet. These may include laws addressing user privacy, pricing, acceptable content, taxation, use of the telecommunications infrastructure, commercial email and quality of products and services. The laws governing the Internet remain largely unsettled, even in areas where there has been some legislative action. It may take years to determine whether and how existing laws, including those governing intellectual property, privacy, libel and taxation apply to the Internet and Internet advertising. In addition, the growth and development of the market for Internet commerce may prompt calls for more stringent consumer protection laws, both in the United States and abroad, that may impose additional burdens on companies conducting business over the Internet. As a result of these uncertainties, we may incur unanticipated, significant costs and expenses that could impact our financial results and condition.

The price of our common stock is likely to be volatile.

In the past three years our stock has closed at prices ranging from a high of $8.26 on March 6, 2006, to a low of $0.75 on July 17, 2009 and August 25, 2009. If our revenues do not grow or grow more slowly than we anticipate, or if operating expenditures exceed our expectations or cannot be adjusted accordingly, the market price of our common stock could be materially and adversely affected. In addition, the market price of our common stock is subject to fluctuations in response to general trends in the weight loss industry, seasonality, announcements by our competitors, our ability to meet or exceed securities analysts’ expectations, recommendations by securities analysts, the condition of the financial markets and other factors. In addition, short-term trading strategies of certain investors can also have a significant effect on the price of specific securities and the concentration of ownership our stock could lead to heightened volatility even if relatively few shares are traded. These fluctuations, as well as general economic and market conditions, may adversely affect the market price of our common stock and cause it to fluctuate significantly.

The exercise of warrants or options may depress our stock price.

There are a significant number of warrants and options to purchase our common stock outstanding at prices ranging from $0.90 to $6.03 per share. Holders may sell the common stock acquired upon exercise of the warrants and options at a market price that exceeds the exercise price of the warrants and options paid by the holders. Sales of a substantial number of shares of common stock in the public market by holders of warrants or options may depress the prevailing market price for our common stock and could impair our ability to raise capital through the future sale of our equity securities.

We do not expect to pay dividends.

We have never paid any cash dividends on our common stock, and we do not anticipate paying any cash dividends in the foreseeable future. We currently intend to retain any future earnings for use in the business. Therefore, you may not receive any return on an investment in our common stock in the form of dividends.

We have authorized but unissued preferred stock, which could affect rights of holders of our common stock.

Our certificate of incorporation authorizes the issuance of preferred stock with designations, rights and preferences determined from time to time by our board of directors. Accordingly, our board of directors is empowered, without shareholder approval, to issue preferred stock with dividends, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of common stock. In addition, the preferred stock could be issued as a method of discouraging a takeover attempt. Although we do not intend to issue any preferred stock at this time, we may do so in the future.

We may enter into business combinations and strategic alliances which could be difficult to integrate and may disrupt our business.

We completed the Nutrio acquisition on May 18, 2006 and may continue to pursue expansion of our operations or market presence by entering into additional business combinations, investments, joint ventures or other strategic alliances with other companies. These transactions create risks such as:

•

difficulties in integrating newly acquired or newly started businesses into existing operations, which may result in increasing operating costs that would adversely affect our operating income and earnings;

•	the risk that our current and planned facilities, information systems, personnel and controls will not be adequate to support our future operations;
•	diversion of management time and capital resources from our existing businesses, which could adversely affect their performance and our operating results;
•	dependence on key management personnel of acquired or newly started businesses and the risk that we will be unable to integrate or retain such personnel;
•

the risk that the new products or services we may introduce or begin offering, whether as a result of internal expansion or business acquisitions, will not gain acceptance among consumers and existing customers;

•	the risk that new efforts may have a detrimental effect on our brand;
•

the risk that we will face competition from established or larger competitors in the new markets we may enter, which could adversely affect the financial performance of any businesses we might acquire or start; and

•

the risk that the anticipated benefits of any acquisition or of the commencement of any new business may not be realized, in which event we will not be able to achieve any return on our investment in that new business.

We will need to keep pace with rapid technological change in the e-commerce and Internet subscription diet and wellness plan industries.

In order to remain competitive, we will be continually required to enhance and to improve the functionality and features of our subscription products and web site, which could require us to invest significant capital. If our competitors introduce new products and services embodying new technologies, or if new industry standards and practices emerge, our existing services, technology, and systems may become obsolete and we may not have the funds or technical know-how to upgrade our services, technology, and systems. We may face material delays in introducing new services, products, and enhancements. If such delays occur, our users may forego use of our services and select those of our competitors, in which event, our business, prospects, financial condition and results of operations could be materially adversely affected.

The sale of prepared meals and nutritional supplements involves product liability and other risks.

We face an inherent risk of exposure to product liability claims if the use of our prepared meal delivery products and nutritional supplements results in illness or injury. We are subject to various laws and regulations, including those administered by the United States Department of Agriculture and Food and Drug Administration, that establish manufacturing practices and quality standards for food products. We may be subject to claims that our products contain contaminants, are improperly labeled, include inadequate instructions as to use or inadequate warnings. Product liability claims could have a material adverse effect on our business as our contract indemnification rights and existing insurance coverage may not be adequate. Distributors of food products, vitamins, and nutritional supplements are frequently named as defendants in product liability lawsuits. The successful assertion or settlement of an uninsured claim, a significant number of insured claims or a claim exceeding the limits of our insurance coverage would harm us by adding costs to the business and by diverting the attention of senior management. Product liability litigation or regulatory action, even if not meritorious, is very expensive and could also entail adverse publicity for us and reduce our revenue.

Provisions in our certificate of incorporation may deter or delay an acquisition of us or prevent a change in control, even if an acquisition or a change of control would be beneficial to our stockholders.

Provisions of our certificate of incorporation may have the effect of deterring unsolicited takeovers or delaying or preventing a third party from acquiring control of us, even if our stockholders might otherwise receive a premium for their shares over then current market prices. In addition, these provisions may limit the ability of stockholders to approve transactions that they may deem to be in their best interests.

Our certificate of incorporation permits our Board of Directors to issue preferred stock without stockholder approval upon such terms as the Board of Directors may determine. The rights of the holders of our common stock may be junior to, and may be adversely affected by, the rights of the holders of any preferred stock that may be issued in the future. The issuance of preferred stock could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, a majority of our outstanding common stock. The issuance of a substantial number of preferred shares could adversely affect the price of our common stock.

We rely on qualified, key executive management personnel.

The success of our business will also depend on our ability to hire and retain additional qualified key executive management personnel, particularly in the marketing, administrative and financial areas. If we are unable to attract and retain additional qualified personnel, our business could suffer.

Changes in consumer preferences could negatively impact our operating results.

Our program features pre-packaged food selections, which we believe offer convenience and value to our customers. Our continued success depends, to a large degree, upon the continued popularity of our program versus various other weight loss, weight management and fitness regimens, such as low carbohydrate diets, appetite suppressants and diets featured in the published media. Changes in consumer tastes and preferences away from our weight loss oriented meal delivery service and digital weight-loss programs, and any failure to provide innovative responses to these changes, may have a materially adverse impact on our business, financial condition, operating results, cash flows and prospects.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents that are incorporated by reference into this prospectus contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements concern expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. Specifically, this prospectus and the documents incorporated by reference into this prospectus contain forward-looking statements regarding:

•	our expectation that we will seek additional capital through a private placement or public offering of our common stock;
•	our belief regarding market demand for our products;
•

our intent to reach an agreement with Prides to refinance the amounts due under the Note due August 31, 2010, together with some or all of the amounts payable under the remaining Notes, or to convert these amounts into equity;

•	our belief that our trademarks and other proprietary rights are important to our success and competitive position;
•	our expectation that our total gross margins will improve in the future as our efforts to improve meal delivery margin are realized;
•	our expectation that revenue streams from revenue sources other than digital plan subscriptions will continue to become a larger share of total revenues;
•	our belief that we can rapidly secure alternate technology infrastructure vendors if we experience an interruption in Web site service;
•	our expectation that we will be successful in implementing programs designed to enhance the privacy protection of our visitors to our Web site;
•	our expectation that we will conduct our operations in compliance with applicable regulatory requirements;
•	our expectation regarding the effect of any legal proceedings or legal inquiries on our financial condition or results of operations; and
•	our estimates regarding certain accounting and tax matters, including the adoption of certain accounting pronouncements.

These forward-looking statements reflect our current views about future events and are subject to risks, uncertainties and assumptions. We wish to caution readers that certain important factors may have affected and could in the future affect our actual results and could cause actual results to differ significantly from those expressed in any forward-looking statement. The most important factors that could prevent us from achieving our goals, and cause the assumptions underlying forward-looking statements and the actual results to differ materially from those expressed in or implied by those forward-looking statements include, but are not limited to, the following:

•	our ability to raise additional capital through a private placement or public offering of our common stock;

•	our ability to accurately assess market demand for our products;
•

our ability to reach an agreement with Prides to refinance the amounts due under the Note due August 31, 2010, together with some or all of the amounts payable under the remaining Notes, or to convert these amounts into equity;

•	our ability to access the factors that are important to our success and competitive position;
•	our ability to improve our meal delivery margin and its effect on total gross margins;
•	our ability to rapidly secure alternate technology infrastructure vendors if we experience Web site service interruption;
•	our ability to successfully implement programs designed to enhance the privacy protection of our visitors to our Web site;
•	our ability to maintain compliance with applicable regulatory requirements;
•	our ability to sufficiently increase our revenues and maintain expenses and cash capital expenditures at appropriate levels;
•	the state of the credit markets and capital markets, including the level of volatility, illiquidity and interest rates; and
•	our ability to successfully estimate certain accounting and tax matters, including the effect on our Company of adopting certain accounting pronouncements.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we anticipate that the net proceeds, if any, from the sale of the securities that we may offer under this prospectus and any accompanying prospectus supplement will be used primarily for working capital and general corporate purposes. Additional information on the use of net proceeds from the sale of securities covered by this prospectus may be set forth in the prospectus supplement relating to the specific offering.

DILUTION

If you invest in our common stock in any offering, your ownership interest will be diluted to the extent of the difference between the public offering price per share of our common stock and the as adjusted net tangible book deficit per share of our common stock upon completion of the offering. The net tangible book deficit of the Company as of December 31, 2009 was approximately $16.5 million or $0.57 per share of common stock. Net tangible book deficit per share is determined by dividing the tangible book deficit of the Company (total tangible assets less total liabilities) by the number of outstanding shares of our common stock. The following example shows the dilution to new investors at an assumed offering price of $1.51 per share (the last reported sale price of our common stock on March 10, 2010).

Based on an aggregate market value of outstanding common stock held by non-affiliates of approximately $18.8 million as of March 10, 2010, we may not currently offer more than 4,154,045 shares of common stock under this prospectus during a 12 calendar month period under General Instruction I.B.6. of Form S-3. If we assume that 4,154,045 shares of common stock were sold at an assumed offering price of $1.51 per share, less an estimated underwriting discount equal to seven percent (7%), less estimated offering expenses of $26,639 our net tangible book deficit as of December 31, 2009 would have been approximately $10.6 million or $0.32 per share. Such an offering would represent an immediate reduction in net tangible book deficit to existing stockholders of $0.25 per share and an immediate dilution to new stockholders of $1.83 per share. The following table illustrates the per share dilution:

Assumed public offering price per share	$1.51
Net tangible book deficit per share before this offering	$0.57
Increase attributable to new investors	$0.25
Net tangible book deficit per share after this offering	$0.32
Dilution per share to new stockholders	$1.83

The dilution above is based on an assumed offering price and number of shares. However, any prospectus supplements to this registration statement that we will file may update the dilution information based on the actual number of shares offered and the price at which the shares are offered.

DESCRIPTION OF COMMON STOCK

The following description summarizes the material terms and provisions of our common stock that we may offer from time to time. The following summary description of our common stock is based on the provisions of our certificate of incorporation and by-laws, which are incorporated by reference, and the applicable provisions of Delaware General Corporation Law. In connection with an offering of our common stock, we will describe the specific terms of the common stock and the offering in a prospectus supplement. The information below, and any description of common stock in a prospectus supplement, is only a summary and is subject to and qualified in its entirety by reference to our certificate of incorporation and by-laws and the applicable provisions of Delaware General Corporation Law.

General

Authorized. We currently have authority to issue up to 50,000,000 shares of common stock, par value $0.001 per share.

Voting. Each holder of common stock is entitled to one vote for each share owned on all matters voted upon by stockholders. Assuming a quorum is present, the majority approval of the number of shares of stock present in person or represented by proxy and entitled to vote at the meeting is required for all actions to be taken by stockholders, except as otherwise provided by statute and except that a plurality is required for the election of directors. The common stock has no preemptive rights, no cumulative voting rights and no redemption, sinking fund or conversion provisions.

Dividends. Holders of common stock are entitled to receive dividends, if and when declared by our board of directors, out of funds legally available for such purpose, subject to the dividend and liquidation rights of any preferred stock that may then be outstanding.

Liquidation and Dissolution. In the event we liquidate, dissolve or wind-up our operations, the holders of the common stock are entitled to share equally and ratably in our assets, if any, remaining after the payment of all our debts and liabilities and the liquidation preference of any shares of preferred stock that may then be outstanding.

Fully Paid and Nonassessable. All shares of our outstanding common stock are fully paid and nonassessable and any additional shares of common stock that we issue will be fully paid and nonassessable.

Listing. Our common stock is listed on Nasdaq under the symbol “DIET.”

Transfer Agent and Registrar. The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, 59 Maiden Lane, Plaza Level, New York, NY 10038.

Outstanding Convertible Securities and Outstanding Restricted Shares

As of March 10, 2010 we had outstanding warrants to purchase up to 1,689,370 shares of our common stock at an exercise price of $1.20 and total outstanding options (with exercise prices ranging from $0.90 to $6.07) to purchase shares of our common stock and non-vested restricted shares outstanding of 5,022,144. The number of shares of common stock or other securities at the time issuable upon exercise of such warrants and options will be appropriately adjusted to reflect any stock dividend, stock split, combination of shares, reclassification, recapitalization, restricted stock vest or other similar event affecting the number of outstanding shares of stock or securities.

In addition, as of March 10, 2010, we also had $15.1 million aggregate principal amount of senior secured notes outstanding that are convertible into approximately 4,508,515 shares of our common stock at conversion prices ranging from $2.79 to $4.67.

Anti-Takeover Effects of Provisions of Delaware Law, Our Certificate of Incorporation and By-laws

Some provisions of Delaware General Corporation Law, our certificate of incorporation and our by-laws contain provisions that could make the following transactions more difficult: acquisition of us by means of a tender offer; acquisition of us by means of a proxy contest or otherwise; or removal of our incumbent officers and directors.

These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

Business Combinations.

We are subject to the provisions of Section 203 of Delaware General Corporation Law. Subject to certain exceptions, Section 203 prohibits a Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to exceptions, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within the prior three years did own, 15% or more of the corporation’s voting stock.

Undesignated Preferred Stock.

The ability to authorize undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of our company.

Limitation of Liability and Indemnification Provisions

Our certificate of incorporation contains provisions permitted under Delaware General Corporation Law relating to the liability of directors. The provisions eliminate a director’s liability for monetary damages for a breach of fiduciary duty, except to the extent that the elimination or limitation of such liability is not permitted by Delaware General Corporation Law. The limitation of liability described above does not alter the liability of our directors and officers under federal securities laws. Furthermore, our certificate of incorporation contains provisions to indemnify our directors and officers to the fullest extent permitted by Delaware General Corporation Law.

DESCRIPTION OF PREFERRED STOCK

The following description summarizes the general provisions of our preferred stock that we may offer from time to time. The following summary description of our preferred stock is based on the provisions of our certificate of incorporation and by-laws, which are incorporated by reference, and the applicable provisions of Delaware General Corporation Law. In connection with an offering of our preferred stock, our board will adopt a certificate of designations that sets forth the terms and conditions of the particular series of preferred stock and we will describe the specific terms of the preferred stock and the offering in a prospectus supplement. We also will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the certificate of designations. The information below, and any description of preferred stock in a prospectus supplement, is only a summary and is subject to and qualified in its entirety by reference to the certificate of designations for the particular series of preferred stock, as well as to our certificate of incorporation and by-laws and the applicable provisions of Delaware General Corporation Law.

General

Under the terms of our certificate of incorporation, our board of directors has the authority, without further action by the stockholders and subject to the limits imposed by Delaware General Corporation Law, to issue up to 1,000,000 shares of preferred stock, par value $0.01 per share, in one or more series, none of which are outstanding. Prior to issuance of shares of each series of our undesignated preferred stock, our board of directors will adopt resolutions and file a Certificate of Designations with the Secretary of State of the State of Delaware, fixing for each such series the designations, powers, preferences, rights, qualifications, limitations and restrictions of the shares of such series.

Subject to limitations prescribed by the Delaware General Corporation Law, our certificate of incorporation and our by-laws, our board of directors is authorized to fix the number of shares constituting each series of preferred stock and the designations, powers, preferences, rights, qualifications, limitations and restrictions of the shares of such series, including such provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and such other subjects or matters as may be fixed by resolution of the board of directors. Each series of preferred stock that we offer under this prospectus will, when issued, be fully paid and nonassessable and will not have, or be subject to, any preemptive or similar rights.

We will describe in the applicable prospectus supplement the terms of the preferred stock being offered, including the following:

•	the title and stated value of the preferred stock;

•	the number of shares of the preferred stock offered, the liquidation preference per share and the purchase price of the preferred stock;

•	the dividend rate(s), period(s) and/or payment date(s) or the method(s) of calculation for dividends, if applicable;

•	whether dividends shall be cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock shall accumulate;

•	the procedures for any auction and remarketing, if any, for the preferred stock;

•	the provisions for a sinking fund, if any, for the preferred stock;

•	the provisions for redemption, if applicable, of the preferred stock;

•	any listing of the preferred stock on any securities exchange or market;

•	the terms and conditions, if applicable, upon which the preferred stock will be convertible into common stock, including the conversion price (or its manner of calculation) and conversion period;

•	voting rights, if any, of the preferred stock;

•	a discussion of any material and/or special U.S. federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

•

any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and

•	any other specific terms, powers, preferences, rights, qualifications, limitations or restrictions on the preferred stock.

DESCRIPTION OF WARRANTS

The following description summarizes the general provisions of our warrants that we may offer from time to time. In connection with an offering of warrants, our board will adopt a warrant agreement and warrant certificates that set forth the terms and conditions of the particular series of warrants and we will describe the specific terms of the warrants and the offering in a prospectus supplement. We also will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement and warrant certificate. The information below, and any description of warrants in a prospectus supplement, is only a summary and is subject to and qualified in its entirety by reference to the warrant agreement and warrant certificate for the particular series of warrants.

General

We may issue warrants to purchase preferred stock (“preferred stock warrants”) or common stock (“common stock warrants,” and collectively with the preferred stock warrants, “warrants”). We may issue warrants independently or together with any other securities we offer pursuant to a prospectus supplement and the warrants may be attached or separate from the securities.

We will evidence each series of warrants by warrant certificates that we will issue under a separate agreement. We may enter into an agreement with a warrant agent. If we elect to do so, the warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any registered holders of warrants or beneficial owners of warrants. We will indicate the name and address and other information regarding the warrant agent in the applicable prospectus supplement relating to a particular series of warrants if we elect to use a warrant agent.

We will describe in the applicable prospectus supplement the terms of the preferred stock warrants and common stock warrants being offered, including the following:

•	the title of the warrants;

•	the securities for which the warrants are exercisable;

•	the price or prices at which the warrants will be issued;

•	the number of the warrants issued with each share of preferred stock or common stock;

•	any provisions for adjustment of the number or amount of shares of preferred stock or common stock receivable upon exercise of the warrants or the exercise price of the warrants;

•	if applicable, the date on and after which the warrants and the related preferred stock or common stock shares will be separately transferable;

•	if applicable, a discussion of the material United Stated Federal income tax considerations applicable to the exercise of the warrants;

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants;

•	the date on which the right to exercise the warrants will commence, and the date on which the right will expire; and

•	the maximum or minimum number of the warrants which may be exercised at any time.

Each warrant will entitle the holder of the warrant to purchase for cash at the exercise price set forth in the applicable prospectus supplement the shares of preferred stock or common stock being offered. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants are void.

Holders may exercise warrants as set forth in the prospectus supplement relating to the warrants being offered. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of preferred stock or common stock purchasable upon the exercise. If less than all of the warrants represented by the warrant certificate are exercised, we will issue a new warrant certificate for the remaining warrants.

DESCRIPTION OF UNITS

The following description summarizes the general provisions of our units that we may offer from time to time. In connection with an offering of units, our board will adopt a unit agreement and unit certificates that set forth the terms and conditions of the particular series of units and we will describe the specific terms of the units and the offering in a prospectus supplement. We also will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of unit agreement and unit certificate. The information below, and any description of units in a prospectus supplement, is only a summary and is subject to and qualified in its entirety by reference to the unit agreement and unit certificate for the particular series of units.

General

We may issue, in one more series, units comprised of shares of our common stock or preferred stock and warrants to purchase common stock or preferred stock or any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We may evidence units by unit certificates that we issue under a separate agreement. We may issue the units under an agreement between us and one or more unit agents. If we elect to enter into an agreement with a unit agent, the unit agent will act solely as our agent in connection with the units and will not assume any obligation or relationship of agency or trust for or with any registered holders of units or beneficial owners of units. We will indicate the name and address and other information regarding the unit agent in the applicable prospectus supplement relating to a particular series of units if we elect to use a unit agent.

We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement that differ from those described below; and

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

PLAN OF DISTRIBUTION

We may sell the securities:

•	to or through underwriters or dealers;

•	through agents;

•	directly to purchasers; or

•	through a combination of any such methods of sale.

In addition, we may issue the securities as a dividend or distribution, or upon the exercise or conversion of convertible securities or upon the exercise of rights to purchase the securities.

We will describe in a prospectus supplement the particular terms of the offering of the securities, including the following:

•	the names of any underwriters or dealers;

•	the purchase price and the proceeds we will receive from the sale (which may be the market price prevailing at the time of sale, a price related to the prevailing market price or a negotiated price);

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers;

•	any over-allotment options granted to the underwriters; and

•	any other information we think is important.

If securities are sold in an underwritten offering, we will execute an underwriting agreement with an underwriter or underwriters. The underwriters will use this prospectus and the prospectus supplement to sell the securities. The underwriting agreement will provide that the obligations of the underwriters are subject to specified conditions precedent and that the underwriters will be obligated to purchase all the securities if any are purchased.

In connection with the sale of securities, underwriters may be considered to have received compensation from us in the form of underwriting discounts or commissions. They may also receive commissions from purchasers of securities for whom they may act as agent. Underwriters may sell securities to or through dealers. These dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters, and they may also receive commissions from the purchasers for whom they may act as agent.

Offers to purchase securities may be solicited by agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to the agent will be set forth, in the applicable prospectus supplement. Unless otherwise set forth in the applicable prospectus supplement, any agent will be acting on a reasonable best efforts basis for the period of its appointment. Any agent may be deemed to be an underwriter, as that term is defined in the Securities Act of 1933, as amended, or the Securities Act, of the offered securities so offered and sold.

The maximum total commission or discount to be received by the placement agent or any other FINRA member or independent broker/dealer will not be greater than 8% of the gross proceeds from the sale of securities pursuant to this prospectus and any applicable prospectus supplement.

If we use a dealer in the sale of the securities, we will sell the securities to the dealer, as principal. The dealer may then resell these securities to the public at varying prices to be determined by the dealer at the time of resale. The prospectus supplement will name these dealers and the terms of these arrangements. In addition, the dealers may sell the securities to other dealers. The terms under which securities may be sold by a dealer to another dealer will be described in the applicable prospectus supplement.

Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters under the Securities Act. Also any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters, dealers and agents may be entitled under agreements with us to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to reimbursement by us for various expenses.

In order to facilitate the offering of the securities, any underwriters or agents, as the case may be, involved in the offering of such securities may engage in transactions that stabilize, maintain or otherwise affect the price of such securities. Specifically, the underwriters or agents, as the case may be, may overallot in connection with the offering, creating a short position in such securities for their own account. In addition, to cover overallotments or to stabilize the price of such securities, the underwriters or agents, as the case may be, may bid for, and purchase, such securities in the open market. Finally, in any offering of such securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allotted to an underwriter or a dealer for distributing such securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters or agents, as the case may be, are not required to engage in these activities, and may end any of these activities at any time.

We may offer and sell the securities directly to institutional investors or others. These parties may be deemed to be underwriters under the Securities Act with respect to their resales. The prospectus supplement will include the terms of these transactions.

Any common stock sold pursuant to this prospectus will be listed on Nasdaq, subject to official notice of issuance. Any other securities sold pursuant to this prospectus may or may not be listed on a national securities exchange or a foreign securities exchange. The securities may not have an established trading market. No assurances can be given that there will be a market for any of the securities.

Agents, underwriters and dealers may be customers of, engage in transactions with or perform services for, us and our subsidiaries in the ordinary course of business.

LEGAL MATTERS

The validity of the common stock being offered hereby is being passed upon for us by Holland & Knight, LLP, Fort Lauderdale, Florida.

EXPERTS

The consolidated financial statements of the Company appearing in the Company’s Annual Report (Form 10-K) for the year ended December 31, 2009 (including the schedule appearing therein), have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company’s ability to continue as a going concern as described in Note 2 to the consolidated financial statements), included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and we file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy the reports, proxy statements and other information that we file at the SEC’s Public Reference Room at 100 F Street NE, Washington, D.C. 20549 at prescribed rates. You may also obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to you on the SEC’s web site (http://www.sec.gov).

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to documents containing that information. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below, and any future documents that we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement and prior to the completion or termination of the offerings of all of the securities covered by this prospectus. We incorporate by reference into this prospectus the following documents filed by us with the SEC, other than information furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K:

SEC Filing (File No. 000-30559)	Period Covered or Date of Filing
Annual Report on Form 10-K	Year ended December 31, 2009
Description of our common stock contained in the Registration Statement on Form 8-A and any amendment or report filed for the purpose of updating such description	May 4, 2000
Any future filings we will make with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until this offering is complete or terminated.	After the date of this prospectus

Current Report on Form 8-K

We will provide without charge to each person to whom this prospectus is delivered, upon written or oral request, a copy of any documents that have been or may be incorporated by reference in the prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents, or you may obtain them from our corporate Web site at www. http://www.ediets.com/.com. Your request should be directed to our Chief Financial Officer at our principal executive offices at:

eDiets.com, Inc.

1000 Corporate Drive, Suite 600

Fort Lauderdale, FL 33334

Telephone: (954) 703-6374

We maintain an internet Web site at www. http://www.ediets.com, which contains information relating to us and our business. We do not incorporate the information on our internet website by reference.

Statements contained in this prospectus concerning the provisions of any documents are necessary summaries of those documents, and each statement is qualified in its entirety by reference to the copy of the document filed with the SEC.